                                                                     Exhibit 4.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                RADIO UNICA CORP.
                            ------------------------

                           THE GUARANTORS named herein

                            ------------------------
                                       and


                      WILMINGTON TRUST COMPANY, as Trustee




                                    INDENTURE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            Dated as of July 27, 1998




                    $158,088,000 Principal Amount at Maturity

                     11 3/4% Senior Discount Notes due 2006

-----------------------

                              CROSS-REFERENCE TABLE
  TIA                                                           7Indenture
Section                                                          Section

310   (a)(1)...............................................    7.10
      (a)(2)...............................................    7.10
      (a)(3)...............................................    N.A.
      (a)(4)...............................................    N.A.
      (b)..................................................    7.08; 7.10; 11.02
      (b)(1)...............................................    7.10
      (b)(9)...............................................    7.10
      (c)..................................................    N.A.
311   (a)..................................................    7.11
      (b)..................................................    7.11
      (c)..................................................    N.A.
312   (a)..................................................    2.05
      (b)..................................................    11.03
      (c)..................................................    11.03
313   (a)..................................................    7.06
      (b)(1)...............................................    7.06
      (b)(2)...............................................    7.06
      (c)..................................................    11.02
      (d)..................................................    7.06
314   (a)..................................................    4.02; 4.04; 11.02
      (b)..................................................    N.A.
      (c)(1)...............................................    11.04; 11.05
      (c)(2)...............................................    11.04; 11.05
      (c)(3)...............................................    N.A.
      (d)..................................................    N.A.
      (e)..................................................    11.05
      (f)..................................................    N.A.
315   (a)..................................................    7.01; 7.02
      (b)..................................................    7.05; 11.02
      (c)..................................................    7.01
      (d)..................................................    6.05; 7.01; 7.02
      (e)..................................................    6.11
316   (a) (last sentence)..................................    11.06
      (a)(1)(A)............................................    6.05
      (a)(1)(B)............................................    6.04
      (a)(2)...............................................    8.02
      (b)..................................................    6.07
      (c)..................................................    8.04
317   (a)(1)...............................................    6.08
      (a)(2)...............................................    6.09
      (b)..................................................    7.12
318   (a)..................................................    11.01

------------------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemend to be a part of the Indenture



                                TABLE OF CONTENTS
                                                                                                    Page
                                                                                                    ----


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.........................................................................1
SECTION 1.02.      Other Definitions..................................................................24
SECTION 1.03.      Incorporation by Reference of Trust Indenture Act..................................25
SECTION 1.04.      Rules of Construction..............................................................25


                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.      Amount of Notes....................................................................26
SECTION 2.02.      Form and Dating....................................................................27
SECTION 2.03.      Execution and Authentication.......................................................27
SECTION 2.04.      Registrar and Paying Agent.........................................................28
SECTION 2.05.      Paying Agent To Hold Money in Trust................................................29
SECTION 2.06.      Noteholder Lists...................................................................29
SECTION 2.07.      Transfer and Exchange..............................................................29
SECTION 2.08.      Replacement Notes..................................................................30
SECTION 2.09.      Outstanding Notes..................................................................31
SECTION 2.10.      Treasury Notes.....................................................................31
SECTION 2.11.      Temporary Notes....................................................................31
SECTION 2.12.      Cancellation.......................................................................32
SECTION 2.13.      Defaulted Interest.................................................................32
SECTION 2.14.      CUSIP Number.......................................................................33
SECTION 2.15.      Deposit of Moneys..................................................................33
SECTION 2.16.      Book-Entry Provisions for Global Notes.............................................33
SECTION 2.17.      Special Transfer Provisions........................................................36
SECTION 2.18.      Computation of Interest............................................................38


                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.      Election To Redeem; Notices to Trustee.............................................38
SECTION 3.02.      Selection by Trustee of Notes To Be Redeemed.......................................38

                                       i


SECTION 3.03.      Notice of Redemption...............................................................39
SECTION 3.04.      Effect of Notice of Redemption.....................................................40
SECTION 3.05.      Deposit of Redemption Price........................................................40
SECTION 3.06.      Notes Redeemed in Part.............................................................41


                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.      Payment of Notes...................................................................41
SECTION 4.02.      Reports to Holders.................................................................41
SECTION 4.03.      Waiver of Stay, Extension or Usury Laws............................................42
SECTION 4.04.      Compliance Certificate.............................................................42
SECTION 4.05.      Taxes..............................................................................43
SECTION 4.06.      Limitation on Additional Indebtedness..............................................43
SECTION 4.07.      Limitation on Restricted Payments..................................................44
SECTION 4.08       Limitation on Investments..........................................................46
SECTION 4.09.      Limitations on Liens...............................................................47
SECTION 4.10.      Limitation on Transactions with Affiliates.........................................47
SECTION 4.11.      Limitation on Creation of Subsidiaries.............................................48
SECTION 4.12.      Limitation on Certain Asset Sales..................................................48
SECTION  4.13      Limitation on Preferred Stock of Restricted Subsidiaries...........................50
SECTION 4.14.      Limitation on Capital Stock of Restricted Subsidiaries.............................50
SECTION 4.15.      Limitation on Sale and Lease-Back Transactions.....................................50
SECTION 4.16.      Limitation on Dividend and Other Payment
                      Restrictions Affecting Subsidiaries.............................................51
SECTION 4.17.      Payments for Consent...............................................................51
SECTION 4.18.      Legal Existence....................................................................52
SECTION 4.19.      Change of Control Offer............................................................52
SECTION 4.20.      Maintenance of Properties; Insurance; Books and
                      Records; Compliance with Law....................................................54
SECTION 4.21.      Limitation on Conduct of Business..................................................55


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.      Limitation on Consolidation, Amalgamation, Merger and Sale of Assets...............56
SECTION 5.02.      Successor Person Substituted.......................................................57


                                       ii

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.      Events of Default..................................................................57
SECTION 6.02.      Acceleration.......................................................................59
SECTION 6.03.      Other Remedies.....................................................................60
SECTION 6.04.      Waiver of Past Defaults and Events of Default......................................60
SECTION 6.05.      Control by Majority................................................................60
SECTION 6.06.      Limitation on Suits................................................................61
SECTION 6.07.      Rights of Holders To Receive Payment...............................................61
SECTION 6.08.      Collection Suit by Trustee.........................................................61
SECTION 6.09.      Trustee May File Proofs of Claim...................................................62
SECTION 6.10.      Priorities.........................................................................62
SECTION 6.11.      Undertaking for Costs..............................................................63
SECTION 6.12.      Restoration of Rights and Remedies.................................................63


                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.      Duties of Trustee..................................................................63
SECTION 7.02.      Rights of Trustee..................................................................65
SECTION 7.03.      Individual Rights of Trustee.......................................................66
SECTION 7.04.      Trustee's Disclaimer...............................................................66
SECTION 7.05.      Notice of Defaults.................................................................66
SECTION 7.06.      Reports by Trustee to Holders......................................................66
SECTION 7.07.      Compensation and Indemnity.........................................................67
SECTION 7.08.      Replacement of Trustee.............................................................68
SECTION 7.09.      Successor Trustee by Consolidation, Merger, etc....................................69
SECTION 7.10.      Eligibility; Disqualification......................................................69
SECTION 7.11.      Preferential Collection of Claims Against Issuer...................................69
SECTION 7.12.      Paying Agents......................................................................69


                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.      Without Consent of Holders.........................................................70
SECTION 8.02.      With Consent of Holders............................................................71
SECTION 8.03.      Compliance with Trust Indenture Act................................................72

                                      iii


SECTION 8.04.      Revocation and Effect of Consents..................................................72
SECTION 8.05.      Notation on or Exchange of Notes...................................................73
SECTION 8.06.      Trustee To Sign Amendments, etc....................................................73


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.      Discharge of Indenture.............................................................74
SECTION 9.02.      Legal Defeasance...................................................................74
SECTION 9.03.      Covenant Defeasance................................................................75
SECTION 9.04.      Conditions to Defeasance or Covenant Defeasance....................................75
SECTION 9.05.      Deposited Money and U.S. Government Obligations To Be Held in Trust;
                      Other Miscellaneous Provisions..................................................77
SECTION 9.06.      Reinstatement......................................................................78
SECTION 9.07.      Moneys Held by Paying Agent........................................................78
SECTION 9.08.      Moneys Held by Trustee.............................................................78
Section 9.09.      Satisfaction and Discharge.........................................................79


                                   ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01.     Guarantee..........................................................................80
SECTION 10.02.     Execution and Delivery of Guarantee................................................82
SECTION 10.03.     Additional Guarantors..............................................................82
SECTION 10.04.     Release of Guarantor...............................................................83
SECTION 10.05.     Waiver of Subrogation..............................................................83


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.     Trust Indenture Act Controls.......................................................84
SECTION 11.02.     Notices............................................................................84
SECTION 11.03.     Communications by Holders with Other Holders.......................................86
SECTION 11.04.     Certificate and Opinion as to Conditions Precedent.................................86
SECTION 11.05.     Statements Required in Certificate and Opinion.....................................87
SECTION 11.06.     Rules by Trustee and Agents........................................................87
SECTION 11.07.     Business Days; Legal Holidays......................................................87
SECTION 11.08.     Governing Law......................................................................87

                                       iv


SECTION 11.09.     Agent for Service; Submission to Jurisdiction; Waiver of Immunities................88
SECTION 11.10.     No Adverse Interpretation of Other Agreements......................................89
SECTION 11.11.     No Recourse Against Others.........................................................89
SECTION 11.12.     Successors.........................................................................89
SECTION 11.13.     Multiple Counterparts..............................................................89
SECTION 11.14.     Table of Contents, Headings, etc...................................................90
SECTION 11.15.     Separability.......................................................................90

                                    EXHIBITS

Exhibit A.         Form of Note......................................................................A-1
Exhibit B.         Form of Legend for Rule 144A......................................................B-1
Exhibit C.         Form of Legend for Regulation S Note..............................................C-1
Exhibit D.         Form of Legend for Global Note....................................................D-1
Exhibit E.         Form of Certificate to Be Delivered in Connection with Transfers to
                      Non-QIB Accredited Investors...................................................E-1
Exhibit F.         Form of Certificate to Be Delivered in Connection with Transfers
                      Pursuant to Regulation S.......................................................F-1
Exhibit G.         Form of Guarantee.................................................................G-1


         INDENTURE, dated as of July 27, 1998, among RADIO UNICA CORP., a corporation incorporated under the laws of Delaware, as issuer (the "Issuer"), the Guarantors (as hereinafter defined) and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's 11 3/4% Senior Discount Notes due 2006 (the "Senior Discount Notes").


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.     Definitions.

         "Accreted Value" means, as of any date prior to August 1, 2002, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the initial offering price of each Note and (b) the portion of the excess of the principal amount at maturity of each Note over such initial offering price which shall have been amortized on a daily basis and compounded semiannually on each August 1 and February 1 at the rate of 11 3/4% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months; and, as of any date on or after August 1, 2002, the Accreted Value of each Note shall mean the aggregate principal amount at maturity of such Note.

         "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

         "Additional Interest" means additional interest on the Notes including Assessed Damage Amounts which the Issuer and the Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

         "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and
(y) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

         "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise provided that, for purposes of Section 4.10, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

         "Agent" means the Registrar, any Paying Agent, or agent for service or notices and demands.

         "Assessed Damage Amounts" shall have the meaning set forth in the Registration Rights Agreement.

         "Asset Acquisition" means (a) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer or (b) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Issuer or any of its Restricted Subsidiaries, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Issuer or (b) any other property or assets of the Issuer or of any Restricted Subsidiary thereof; provided that Asset Sales shall not include (i) a transaction or series of related transactions for which the Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000,
(ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under Section 5.01,
(iii) sales or other dispositions of programming or advertising time, or inventory, receivables and other current assets in the ordinary course of business and (iv) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Issuer or its Restricted Subsidiaries.

         "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Issuer or any Restricted Subsidiary of the Issuer from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of the Issuer as a result of such Asset Sale, (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by the Issuer or a Restricted Subsidiary of the Issuer as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Issuer or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Issuer or any Restricted Subsidiary of the Issuer from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

         "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement and (ii) the present value of the total obligations (discounted at the rate borne by the Notes, compounded semi-annually) of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

         "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b) of the first paragraph of Section 4.12, and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of the first paragraph of Section 4.12.

         "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means (i) in the case of a Person that is a corporation, the board of directors of such Person and (ii) in the case of any other Person, the board of directors, board of managers, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

         "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

         "Business Day" has the meaning set forth in Section 11.07 hereof.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

         "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $50,000,000; (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

         "Change of Control" means the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Issuer,
(ii) prior to the consummation of an Equity Offering as contemplated by the first sentence in the definition thereof, the Permitted Holders shall cease collectively to control at least a majority of the voting power of the Board of Directors of the Issuer or Holdings, (iii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the total voting power of the Common Stock of the Issuer or Holdings, (iv) there shall be consummated any consolidation or merger of the Issuer or Holdings in which the Common Stock of the Issuer or Holdings would be converted into cash, securities or other property, other than a merger or consolidation of the Issuer or Holdings in which the holders of the Common Stock of the Issuer or Holdings outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Issuer or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer or Holdings has been approved by 66 2/3% of the directors then still in office who either where directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Issuer or Holdings.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, (i) Redeemable Dividends, but only if paid or accrued and declared, on Preferred Stock, (ii) imputed interest included in Capitalized Lease Obligations, (iii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iv) the net costs associated with hedging obligations,
(v) amortization of other financing fees and expenses, (vi) the interest portion of any deferred payment obligation,

(vii) amortization of discount or premium, if any, and (viii) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Issuer) less the amortization of deferred financing costs.

         "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to (ii) such Person's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, "EBITDA" shall be calculated after giving effect on a pro forma basis to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, including without limitation any incurrence or repayment under the Senior Credit Facility occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA attributable to the assets or Person which is the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period; provided that in connection with any such Asset Acquisition, such pro forma calculation (i) may give effect to projected quantifiable savings in programming costs and sales personnel (consistent with the savings actually achieved by the Issuer in connection with prior acquisitions) adopted, in good faith, by the Issuer or one of its Restricted Subsidiaries through a Board Resolution certified by an Officers' Certificate of the Issuer filed with the Trustee and (ii) shall not give effect to any operating losses of the acquired assets or Person. Such Officers' Certificate shall be signed by the Chief Financial Officer and another officer of the Issuer. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness, so long as such guaranteed Indebtedness is outstanding, as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

         "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person (the "other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (other than a Restricted Subsidiary) and the Net Income of any Unrestricted Subsidiary shall be excluded except to the extent of the amount of dividends or distributions actually paid to the Person in question or any of its Restricted Subsidiaries by the other Person or Unrestricted Subsidiary, as the case may be, during such period, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions to such Person shall be excluded to the extent of such restriction or limitation,
(c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, and (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

         "Consolidated Net Worth" means with respect to any Person at any date, the consolidated stockholders' equity or members' capital of such Person less the amount of such stockholders' equity or members' capital attributable to Disqualified Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at c/o Harris Trust Company of New York, 88 Pine Street, 19th Floor, Wall Street Plaza, New York, New York 10005, attention: Corporate Trust Department.

         "Default" means any condition or event that is, or with the passage of time or giving of any notice expressly required hereunder (or both) would be, an Event of Default.

         "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

         "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under Section 4.19 shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

         "Domestic Restricted Subsidiary" means any Restricted Subsidiary of a Person whose jurisdiction of incorporation or formation is the United States, any State thereof or the District of Columbia.

         "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles and radio programming obligations (net of cash payments with respect to radio programming obligations) for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) to the extent cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters or (y) to the extent the cash income derived from such Investment is attributable to Cash Equivalents.

     "Equity Offering" means an initial public offering by the Issuer or Holdings of shares of its Qualified Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Capital Stock, provided that such an initial public offering includes shares of Common Stock of the Issuer or Holdings and with respect to an initial public offering by Holdings, the net proceeds of such Equity Offering are contributed to the Issuer as common equity. After an initial public offering of Qualified Capital Stock of the Company or Holdings, Equity Offering means any offering by Holdings or the Company of Qualified Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Capital Stock and with respect to any offering by Holdings, the net proceeds of such Equity Offering are contributed to the Issuer as common equity.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Notes" has the meaning provided in the Registration Rights Agreement.

         "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Issuer delivered to the Trustee.

         "Foreign Restricted Subsidiary" means any Restricted Subsidiary of a Person other than a Domestic Restricted Subsidiary.

         "GAAP" means generally accepted accounting principles as in effect in the United States as of the Issue Date.

         "Guarantee" means the Guarantee relating to the Notes, the Exchange Notes and the Private Exchange Notes.

         "Guarantors" means (i) each Subsidiary of the Issuer existing on the Issue Date with assets or shareholders' equity in excess of $1,000 on the Issue Date and (ii) each other Restricted Subsidiary of the Issuer formed, created or acquired after the Issue Date.

         "Holder", "holder" or "Noteholder" means the Person in whose name a
Note is registered on the Registrar's books.

         "Holdings" means Radio Unica Holdings Corp., a Delaware corporation and the Company's sole stockholder as of the Issue Date.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

         "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables or liabilities arising from distribution guarantees entered into by the Company or any Restricted Subsidiary in the ordinary course of business, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, that if such obligation or obligations shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any currency agreement or any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such currency agreement or Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations described above, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, (i) any trade payable arising from the purchase of goods or materials or for services obtained and (ii) ordinary recurring radio programming obligations entered into in the ordinary course of business shall not be deemed to be "Indebtedness" of the Issuer or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

         "Independent Financial Advisor" means an investment banking firm of national reputation in the United States (i) which does not, and whose directors and officers or Affiliates do not, have a direct or indirect financial interest in the Issuer and (ii) which, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Initial Purchasers" means CIBC Oppenheimer Corp. and Bear, Stearns & Co. Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

         "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person, (ii) the making of distribution guarantees in the ordinary course of business and (iii) the repurchase of securities of any Person by such Person. For the purposes of Section 4.07, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Issuer or any of its Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Issuer no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

         "Issue Date" means the date the Notes are first issued by the Issuer and authenticated by the Trustee under the Indenture.

         "Issuer" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

         "Issuer Request" means any written request signed in the name of the Issuer by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

         "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity Date" means August 1, 2006.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

         "Net Investment" means, with respect to any Person, the excess of (i) the aggregate amount of all Investments in Unrestricted Subsidiaries or joint ventures made by such Person on or after the Issue Date (in the case of an Investment made other than in cash, the amount shall be the fair market value of such Investment as determined in good faith by the Board of Directors of such Person) over (ii) the sum of (A) the aggregate amount returned in cash on such Investments whether through interest payments, principal payments, dividends or other distributions and (B) the Net Proceeds received by such Person from the disposition of all or any portion of such Investments (other than to a Subsidiary of such Person); provided, that with respect to all Investments made in an Unrestricted Subsidiary the sum of clauses (A) and (B) above with respect to such Investments shall not exceed the aggregate amount of all such Investments made in such Unrestricted Subsidiary.

         "Net Proceeds" means (a) in the case of any sale or issuance of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith).

         "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

         "Notes" means the Senior Discount Notes, the Exchange Notes and the Private Exchange Notes.

         "Offering" means the offering of the Notes as described in the Offering Memorandum.

         "Offering Memorandum" means the Offering Memorandum dated July 22, 1998 pursuant to which the Notes issued on the Issue Date were offered.

         "Officer", with respect to any Person (other than the Trustee), means the Chairman of the Board of Directors, Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the Indenture.

         "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by Section
11.05 and delivered to the Trustee.

         "Permitted Asset Swap" means any transfer of properties or assets by the Issuer or any of its Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of the transferor; provided, that (i) the aggregate fair market value (as determined in good faith by the Board of Directors) of the property or assets being transferred by the Issuer or such Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors) of the property or assets received by the Issuer or such Subsidiary in such exchange and (ii) the aggregate fair market value (as determined in good faith by the Board of Directors) of all property or assets transferred by the Issuer and any of its Subsidiaries in connection with exchanges in any period of twelve consecutive months shall not exceed 15% of the total assets of the Issuer on the last day of the preceding fiscal year.

         "Permitted Holders" means (a) Warburg, Pincus Ventures, L.P. and any successor funds, (b) Joaquin F. Blaya, Herbert M. Levin and Steven E. Dawson and
(c) any spouse and any trust, holding company, or similar entity established by and controlled by any of (b) for the principal benefit of any of them or their spouses, lineal descendents or other family members.

         "Permitted Indebtedness" means:

         (i) Indebtedness of the Issuer or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $20.0 million outstanding at any time;

         (ii) Indebtedness under the Notes and the Guarantees;

         (iii) Indebtedness of the Issuer or any Restricted Subsidiary outstanding on the Issue Date;

         (iv) Indebtedness of the Issuer to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that (A) if the Issuer is the obligor on such Indebtedness, such Indebtedness (x) does not mature prior to the Stated Maturity of the Notes and has an Average Life longer than the Notes and (y) is unsecured and expressly subordinated to the payment in full in cash of all obligations in respect of the Notes and (B)(I) any subsequent issuance or transfer of equity interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (II) any sale or transfer of any such Indebtedness to a Person other than the Issuer or a Restricted Subsidiary of the Issuer will be deemed to constitute an incurrence of Indebtedness by the Issuer or such Restricted Subsidiary not permitted by this clause (iv);

         (v) Purchase Money Indebtedness and Capitalized Lease Obligations of the Issuer or any of its Restricted Subsidiaries incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $5.0 million outstanding at any time;

         (vi) Interest Rate Agreements;

         (vii) Refinancing Indebtedness;

         (viii) fidelity, performance, appeal, surety or similar bonds incurred or provided in the ordinary course of business;

         (ix) any guarantee of Indebtedness of the Issuer or any Restricted Subsidiary which Indebtedness is otherwise permitted to be incurred in accordance with the Indenture;

         (x) Contingent obligations of the Issuer or its Restricted Subsidiaries in respect of customary indemnification and purchase price adjustment obligations incurred in connection with an Asset Sale including transactions excluded from clause (b)(i) of the definition of "Asset Sale"; provided, that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such Asset Sale; and

         (xi) additional Indebtedness of the Issuer not to exceed $10.0 million in aggregate principal amount at any one time outstanding.

         For purposes of determining compliance with Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of this definition described in clauses (i) through (xi) above or is permitted to be incurred pursuant to the first paragraph of Section 4.06 and also meets the criteria of one or more of the categories of this definition described in clauses (i) through (xi) above, the Issuer shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification.

         "Permitted Investments" means Investments made on or after the Issue Date consisting of

         (i) Investments by the Issuer , or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary of the Issuer;

         (ii) Investments by the Issuer, or by a Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary thereof;

         (iii) Investments in cash and Cash Equivalents;

         (iv) reasonable and customary advances made to employees in connection with their relocation or for travel or other expenses and loans to employees not to exceed $1,500,000 in the aggregate at any one time outstanding;

         (v) an Investment that is made by the Issuer or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Issuer or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.12;

         (vi) Interest Rate Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business;

         (vii) deposits made pursuant to agreements to acquire, or pursuant to agreements with options to acquire, radio station licenses and related assets (or Capital Stock of Persons owning such assets), in an amount not to exceed 10% of the purchase price; provided that the station to be acquired will be owned by the Company or a Restricted Subsidiary upon consummation of the contemplated acquisition and provided, further, that deposits made under this clause shall cease to be treated as Permitted Investments upon forfeit of such deposit for any reason; and

         (viii) additional Investments not to exceed $6.0 million at any one time outstanding.

         "Permitted Liens" means (i) Liens on property or assets of, or any shares of Capital Stock of or secured indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of the Issuer or at the time such corporation is merged into the Issuer or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary of the Issuer or merging into the Issuer or any of its Restricted Subsidiaries, (ii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Issuer or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness; provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property,
(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item,
(vi) Liens securing Capitalized Lease Obligations; provided that such Lien does not extend to any property other than that subject to the underlying lease,
(vii) statutory liens or landlords', carriers', warehousemens', mechanics', suppliers', materialmens', repairmens' or other like Liens arising in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (viii) Liens for taxes, assessments or governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings, (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers-compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (x) judgment Liens not giving rise to an Event of Default; (xi) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, (xii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof, (xiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Subsidiaries, including rights of offset and set-off, (xiv) Liens securing Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that it otherwise permitted under this Indenture, (xv) Liens not covered by any other clause of this definition which are existing on the Issue Date and (xvi) Liens securing Indebtedness under the Senior Credit Facility.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

         "principal amount" means principal amount at maturity.

         "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

         "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

         "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

         "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

         "Purchase Agreement" means the Securities Purchase Agreement dated July 22, 1998 by and among the Issuer, the Guarantors and the Initial Purchasers.

         "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction) of an item of Property purchased in the ordinary course of business, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

         "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Issuer outstanding on the Issue Date (including, without limitation, the Notes) or other Indebtedness permitted to be incurred by the Issuer pursuant to the first paragraph of Section 4.06 or by the Issuer or its Restricted Subsidiaries pursuant to the definition of "Permitted Indebtedness", but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced or extended, or (b) after the Stated Maturity of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Notes has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Stated Maturity of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended except that the Issuer may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly Owned Subsidiary of the Issuer.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of July 22, 1998 among the Issuer, the Guarantors and the Initial Purchasers, as amended from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Related Business" means the business of the Issuer or any of its Restricted Subsidiaries as conducted on the Issue Date or businesses similar or ancillary thereto.

         "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Note" means a Note that has the same meaning as "Restricted Security" within the meaning of Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

         "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any Restricted Subsidiary of the Issuer (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock) and (y) in the case of Restricted Subsidiaries of the Issuer, dividends or distributions payable to the Issuer or to a Wholly Owned Subsidiary of the Issuer), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or any of its Restricted Subsidiaries (other than Capital Stock owned by the Issuer or a Wholly Owned Subsidiary of the Issuer, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock,
(iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment (other than a Permitted Investment) or guarantee of any Investment (other than a Permitted Investment) in any Person, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (vi) forgiveness of any Indebtedness of an Affiliate of the Issuer to the Issuer or a Restricted Subsidiary of the Issuer. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

         "Restricted Subsidiary" means a Subsidiary of the Issuer other than an Unrestricted Subsidiary and includes all of the direct or indirect Subsidiaries of the Issuer existing as of the Issue Date. The Board of Directors of the Issuer may designate any Unrestricted Subsidiary or any Person to be acquired that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving pro forma effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) no Default or Event of Default shall have occurred and be continuing (or would result therefrom) and
(ii) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Issuer could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of the Issuer of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

         "S&P" means Standard & Poor's Corporation and its successors.

         "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

         "Senior Credit Facility" means the Credit Agreement, dated as of July 8, 1998, among the Issuer, the guarantors party thereto, Canadian Imperial Bank of Commerce, as agent and fronting lender, and the financial institutions party thereto, as lenders, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder (provided that such increase in borrowings or adding Subsidiaries as additional borrowers or guarantors is permitted by the applicable covenants under the Indenture) of all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Significant Restricted Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

         "Taxes" means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

         "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary; provided, that neither the Issuer nor its Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and such designation would be permitted under the covenant described under Section 4.07 hereof. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

         "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Issuer.

SECTION 1.02.     Other Definitions.

         The definitions of the following terms may be found in the sections indicated as follows:

                 Term                                     Defined in Section
                 ----                                     ------------------

      "Affiliate Transaction"........................             4.10
      "Agent Members"................................             2.16(a)
      "Bankruptcy Law"...............................             6.01
      "Business Day".................................            11.07
      "CEDEL"........................................             2.16(a)
      "Change of Control Offer"......................             4.19(a)
      "Change of Control Purchase Price".............             4.19(a)
      "Change of Control Payment Date"...............             4.19(a)
      "Covenant Defeasance"..........................             9.03
      "Custodian"....................................             6.01
      "Euroclear"....................................             2.16(a)
      "Events of Default"............................             6.01
      "Excess Proceeds Offer"........................             4.12
      "Global Notes".................................             2.16(a)
      "Legal Defeasance".............................             9.02
      "Legal Holiday"................................            11.07
      "Other Notes"..................................             2.02
      "Paying Agent".................................             2.04
      "Registrar"....................................             2.04
      "Regulation S Global Note".....................             2.16(a)
      "Regulation S Notes"...........................             2.02
      "Rule 144A Notes"..............................             2.02


SECTION 1.03.   Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture securityholder" means a Holder or Noteholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor on the indenture securities" means the Issuer, the Guarantors or any other obligor on the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.04.   Rules of Construction.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

         (2) "or" is not exclusive;

         (3) words in the singular include the plural, and in the plural include the singular;

         (4) words used herein implying any gender shall apply to both genders;

         (5) "herein" "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

         (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer;

         (7) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                   ARTICLE TWO

                                    THE NOTES


SECTION 2.01.     Amount of Notes.

         The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount at maturity not to exceed $158,088,000 upon a written order of the Issuer in the form of an Officers' Certificate of the Issuer. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

         Upon receipt of a Issuer Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount at maturity not to exceed $158,088,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.

SECTION 2.02.     Form and Dating.

         The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

         The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

         The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.     Execution and Authentication.

         Two Officers of the Issuer shall sign, or one Officer of the Issuer shall sign and one Officer of the Issuer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Issuer by manual or facsimile signature.

         If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

         The Notes shall be issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof.

SECTION 2.04.     Registrar and Paying Agent.

         The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Issuer hereby initially designates the office of Wilmington Trust Company, c/o Harris Trust Company of New York, 88 Pine Street, 19th Floor, Wall Street Plaza, New York, New York 10005, as their office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Issuer nor any Affiliate thereof may act as Paying Agent.

         The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

         The Issuer initially appoints the Corporate Trust Office of the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05.     Paying Agent To Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01 (1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.     Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07.     Transfer and Exchange.

         Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.12, 4.19 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

         Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

         Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer's compliance with or have any responsibility with respect to the Issuer's compliance with any Federal or state securities laws.

SECTION 2.08.     Replacement Notes.

         If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09.     Outstanding Notes.

         The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Article Nine, on or after the date on which the conditions set forth in Sections 9.04 or 9.09 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

         If the Paying Agent holds, in its capacity as such, on the Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and Accreted Value or principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding, Accreted Value ceases to accrete or interest on them ceases to accrue, as the case may be.

SECTION 2.10.     Treasury Notes.

         In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.     Temporary Notes.

         Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.     Cancellation.

         The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes and deliver a certificate of destruction thereof to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.     Defaulted Interest.

         If the Issuer defaults on a payment of interest on the Notes, it shall pay interest on overdue installments of interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, pursuant to Section 4.01 hereof, to the Persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date and the amount of interest on overdue interest, and interest payable on defaulted interest, if any, to be paid. The Issuer shall fix such special record date and payment date and provide the Trustee at least 20 days notice of the proposed amount of interest on overdue interest and interest payable on defaulted interest, if any, to be paid and the special payment date and at the same time the Issuers shall deposit with the Trustee the aggregate amount of cash proposed to be paid in respect of such interest and defaulted interest. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.     CUSIP Number.

         The Issuer in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15.     Deposit of Moneys.

         Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The Accreted Value, principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The Accreted Value, principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent. The Issuer shall deliver an Officers' Certificate to the Trustee at least 5 business days before any applicable Interest Payment Date setting forth the amount of Additional Interest.

SECTION 2.16.     Book-Entry Provisions for Global Notes.

         (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Rule 144A Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall
(i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Agent Members acting for Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Rule 144A Global Notes and Exhibit C with respect to Regulation S Global Notes.

         Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall

(if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute (and the Guarantors shall execute the Guarantee), and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

         (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

         (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Rule 144A Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

         (g) Beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Agent Members acting for Euroclear or CEDEL.

         (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.     Special Transfer Provisions.

         (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

         (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after two years or more after the Issue Date or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount at maturity of a Global Note in an amount equal to the principal amount at maturity of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of a Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

         (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Physical Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Physical Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Physical Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Note in an amount equal to the principal amount at maturity of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

         (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pur-suant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuer to such effect.

         (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

         The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.     Computation of Interest.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.     Election To Redeem; Notices to Trustee.

         If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount at maturity of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.     Selection by Trustee of Notes To Be Redeemed.

         In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such other method as it shall deem fair and equitable; provided, however, that the Issuer shall have previously notified the Trustee in writing of any such exchange on which the Notes are listed, and provided, further that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis to the extent practical, unless such a method is prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000 principal amount at maturity. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 principal amount at maturity or whole multiples of $1,000 principal amount at maturity. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.     Notice of Redemption.

         At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04 hereof.

         The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

         (1) the Redemption Date;

         (2) the redemption price and the amount of premium and accrued interest, if any, to be paid;

         (3) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion will be issued;

         (4) the name and address of the Paying Agent;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that unless the Issuer defaults in making the redemption payment, Accreted Value will cease to accrete and interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

         (7) the provision of paragraph 5 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

         (8) the aggregate principal amount at maturity of Notes that are being redeemed.

         At the Issuer's written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's sole expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.04.     Effect of Notice of Redemption.

         Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus accrued and unpaid interest, if any, to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus accrued and unpaid interest, if any, to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued and unpaid interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05.     Deposit of Redemption Price.

         On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

         On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued and unpaid interest, if any, on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest or Accreted Value, as the case may be, and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest, if any, on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, then from the Redemption Date until such redemption payment is made, Accreted Value or interest on the unpaid principal of the Note, as the case may be, and any interest not paid on such unpaid principal, in each case, will be paid at the rate and in the manner provided in the Notes.

SECTION 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.     Payment of Notes.

         The Issuer shall pay the Accreted Value or principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

         The Issuer shall pay interest on overdue Accreted Value or principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes to the extent lawful.

SECTION 4.02.     Reports to Holders.

         (a) Whether or not required by the rules and regulations of the Commission, the Issuer shall furnish to the Trustee and the Holders of the Notes all annual and quarterly financial information that would be required to be contained in a filing with the Commission on Forms 10-K, 10-Q and 8-K, as applicable, if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by the Issuer's independent accountants; provided, that (x) such quarterly financial information may be prepared in accordance with GAAP, (y) such quarterly financial information shall be furnished within 60 days following the end of each fiscal quarter of the Issuer and (z) such annual financial information shall be furnished within 105 days following the end of the fiscal year of the Issuer. In addition, whether or not required by the rules and regulations of the

Commission, the Issuer will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing). In addition, the Issuer shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act so long as the Notes are Restricted Securities. The Issuer will also comply with the other provisions of TIA section 314(a).

         (b) The Issuer shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Issuer (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, that the Issuer shall not be required to furnish such information in connection with any request made on or after the date which is two years (or such other date as the Notes shall be freely transferable pursuant to Rule 144) from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuer or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Issuer within the meaning of Rule 144 under the Securities Act. The Issuer shall provide the Trustee a copy of any information provided to holders under this Section 4.02.

SECTION 4.03.     Waiver of Stay, Extension or Usury Laws.

         The Issuer and the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and the Guarantors from paying all or any portion of the Accreted Value, principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04.     Compliance Certificate.

         (a) The Issuer shall deliver to the Trustee, within 105 days after the end of each fiscal year and on or before 60 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Guarantors have kept, observed, performed and fulfilled their obligations under this

Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the Accreted Value, principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer and the Guarantors is taking or propose to take with respect thereto.

         (b) The Issuer and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

         (c) The Issuer's fiscal year currently ends on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.05.     Taxes.

         The Issuer and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06.     Limitation on Additional Indebtedness.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default will have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, the Issuer may incur Indebtedness (and the Issuer and its Restricted Subsidiaries may incur Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Issuer's Consolidated Leverage Ratio is less than 7.0 to 1. The accretion of original issue discount (and any accruals of interest) will not be deemed an incurrence of Indebtedness for purposes of this covenant.

         Notwithstanding the foregoing, the Issuer and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Issuer will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that matures prior to the Stated Maturity of the Notes or has an Average Life shorter than the Notes; provided, further, that the Issuer will not incur any Indebtedness owed to a Foreign Restricted Subsidiary unless such Indebtedness is subordinated in right of payment to the Issuer's obligations under the Notes.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Issuer or such Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be.

SECTION 4.07.     Limitation on Restricted Payments.

         The Issuer will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

         (a) no Default or Event of Default will have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

         (b) immediately after giving pro forma effect to such Restricted Payment, the Issuer could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 hereof; and

         (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Issuer's EBITDA from the Issue Date to the date of determination minus 1.4 times the Issuer's Consolidated Interest Expense from the Issue Date to the date of determination (or in the event such amount shall be a deficit, minus 100% of such deficit) and
     (2) 100% of the aggregate Net Proceeds received by the Issuer from the issuance or sale after the Issue Date (other than to a Subsidiary) of (A) Capital Stock (other than Disqualified Capital Stock) of the Issuer or (B) any Indebtedness or other securities of the Issuer that are convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Issuer, which have been so converted, exercised or exchanged, as the case may be; excluding, in the case of clause (c)(2), any Net Proceeds from a Equity Offering to the extent used to redeem the Notes in accordance with the second paragraph of Section 5 of the Notes. For purposes of determining under this clause (c) the amount expended for Restricted

     Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

         The provisions of this Section 4.07 will not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the Indenture, (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Issuer or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of the Issuer (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other shares of Capital Stock of the Issuer (other than Disqualified Capital Stock), (iii) the redemption, repayment or retirement of Indebtedness of the Issuer subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Issuer (other than any Indebtedness owed to a Subsidiary) that (A) is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired, (B) is scheduled to mature either (I) no earlier than the Stated Maturity of the Indebtedness being redeemed or retired or (II) after the Stated Maturity of the Notes, (C) the portion, if any, of which Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Notes has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the portion of the Indebtedness being redeemed or retired that is scheduled to mature on or prior to the Stated Maturity of the Notes and (D) is in an aggregate principal amount that is equal to or less than the sum of (x) the aggregate principal then outstanding under the Indebtedness being redeemed or retired, (y) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being redeemed or retired and (z) the amount of customary fees, expenses and costs related to the incurrence of such Indebtedness, (iv) the retirement of any shares of Disqualified Capital Stock of the Issuer by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Issuer, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of other shares of Disqualified Capital Stock of the Issuer that (A) is subordinated to the Notes to at least the same extent as the Disqualified Capital Stock being retired, (B) is scheduled to be mandatorily redeemed, if at all, either (I) no earlier than the Disqualified Capital Stock being retired or (II) after the Stated Maturity of the Notes, (C) the portion, if any, of which Disqualified Capital Stock that is scheduled to be mandatorily redeemed on or prior to the Stated Maturity of the Notes has a weighted average life to mandatory redemption at the time such Disqualified Capital Stock is issued that is equal to or greater than the weighted average life to mandatory redemption of the portion of the Disqualified Capital Stock being retired that is scheduled to be mandatorily redeemed on or prior to the Stated Maturity of the Notes, and (D) has an aggregate liquidation preference that is equal to or less than the sum of (a) the aggregate liquidation preference then outstanding of the Disqualified Capital Stock being retired, (b) the amount of accrued and unpaid dividends, if any, and premiums owed, if any, not in excess of preexisting redemption provisions on such Disqualified Capital Stock being retired and (c) the amount of customary fees, expenses and costs related to the issuance of such Disqualified Capital Stock; provided that any such Net Proceeds and the Fair Market Value of any Capital Stock issued in exchange for such retired Disqualified Capital Stock are excluded from clause (c)(2) of the immediately preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to paragraph 5 of the Notes, (v) the purchase, redemption or other acquisition for value of shares of Capital Stock (other than Disqualified Capital Stock) or options on such shares held by the Issuer's officers or employees or former officers or employees (or their estates or beneficiaries under their estates) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sale or right of first refusal agreement with such current or former officer or employee; provided that the aggregate cash consideration paid, or distributions or payments made (which may include distributions or dividends to Holdings for such purpose), pursuant to this clause (v) shall not exceed $10,000,000 in the aggregate; provided that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i) and
(v) (but not (ii), (iii), and (iv)) will be included in any subsequent calculation; and provided further, that, except in the case of clauses (i) and
(v) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein.

         Not later than the date of making any Restricted Payment, the Issuer will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Issuer's latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payments.

         Notwithstanding the foregoing, the Issuer may declare and make dividend payments to Holdings as long as Holdings uses such amounts to pay (A) franchise taxes and other fees required to maintain Holdings' corporate existence and (B) taxes associated with operations of the Issuer and its Subsidiaries and such amounts shall not be deemed Restricted Payments.

SECTION 4..08     Limitation on Investments

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with
Section 4.07 above, after the Issue Date.

SECTION 4.09.     Limitations on Liens.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Issuer or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Issuer which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien will be subordinated to a Lien securing the Notes to the same extent as such Indebtedness is subordinated to the Notes.

SECTION 4.10.     Limitation on Transactions with Affiliates.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Issuer and its Wholly Owned Subsidiaries; or (ii) the terms of such Affiliate Transaction are fair and reasonable to the Issuer or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's- length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $1,000,000 which is not permitted under clause (i) above, the Issuer must obtain a resolution of the Board of Directors of the Issuer certifying that such Affiliate Transaction complies with clause (ii) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5,000,000 which is not permitted under clause (i) above, the Issuer must obtain a favorable written opinion as to the fairness to the Issuer from a financial point of view of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

         The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under Section 4.07 above,
(ii) reasonable fees, compensation and equity incentives in the form of Capital Stock (other than Disqualified Capital Stock) paid to and indemnity provided on behalf of, officers, directors or employees of the Issuer or any Restricted Subsidiary of the Issuer as determined in good faith by the Issuer's Board of Directors or senior management, (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous in any material respect to the Holders than the original agreement as in effect on the Issue Date or (iv) any standard tax sharing agreement now or hereinafter in effect among any of Holdings, the Issuer or any of the Guarantors.

SECTION 4.11.     Limitation on Creation of Subsidiaries.

         The Issuer will not create or acquire, and will not permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the Issue Date, (ii) a Restricted Subsidiary that is acquired or created in connection with the acquisition by the Issuer of one or more related businesses or assets, or (iii) an Unrestricted Subsidiary; provided, however, that each Domestic Restricted Subsidiary acquired or created pursuant to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto, including, without limitation, a supplement or amendment to the Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which each Domestic Restricted Subsidiary will become a Guarantor. As of the Issue Date, the Issuer will have no Domestic Restricted Subsidiaries other than the Guarantors.

SECTION 4.12.     Limitation on Certain Asset Sales.

                  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Issuer, and evidenced by a Board Resolution);
(ii) not less than 85% of the consideration received by the Issuer or such applicable Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents other than in the case where the Issuer is undertaking a Permitted Asset Swap; and (iii) the Asset Sale Proceeds received by the Issuer or such Restricted Subsidiary are applied (a) first, to the extent the Issuer or any such Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under the Senior Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment will result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Issuer elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Issuer or any such Restricted Subsidiary as conducted on the Issue Date; provided that (1) such investment occurs or the Issuer or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 270 days following receipt of such Asset Sale Proceeds and
(2) Asset Sale Proceeds so contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; and (c) third, if on such 180th day in the case of clause (iii)(a), 270th day in the case of clause
(iii)(b)(1) or 360th day in the case of clause (iii)(b)(2) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $5 million, the Issuer will apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price determined as described below (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Issuer may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes and such retained portion will not be considered in the calculation of "Available Asset Sale Proceeds" with respect to any subsequent offer to purchase Notes.

         If the Issuer is required to make an Excess Proceeds Offer, the Issuer will mail, within 30 days following the date specified in clause (iii)(c) above, a notice to the holders stating, among other things: (1) that such holders have the right to require the Issuer to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to (x) 100% of the Accreted Value thereof, if the applicable purchase date is on or prior to August 1, 2002, or (y) 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the purchase date, if the purchase date is after August 1, 2002; (2) the purchase date, which will be no earlier than 30 days and not later than 45 days from the date such notice is mailed; (3) the instructions that each holder must follow in order to have such Notes purchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

         In the event of the transfer of substantially all of the property and assets of the Issuer and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 hereof, the successor Person will be deemed to have sold the properties and assets of the Issuer and its Restricted Subsidiaries not so transferred for purposes of this covenant, and will comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

                  The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.12, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue thereof.

SECTION  4.13    Limitation on Preferred Stock of Restricted Subsidiaries

         The Issuer will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Issuer or a Wholly Owned Subsidiary of the Issuer) or permit any Person (other than the Issuer or a Wholly Owned Subsidiary of the Issuer) to hold any such Preferred Stock unless the Issuer or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with Section 4.06 in an aggregate principal amount at maturity equal to the aggregate liquidation value of the Preferred Stock to be issued.

SECTION 4.14.     Limitation on Capital Stock of Restricted Subsidiaries.

         The Issuer will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Issuer or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock other than
(A) to the Issuer or a Wholly Owned Subsidiary of the Issuer, (B) issuances or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, or (C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, so long as in the case of this clause (C) such issuance and sale is made as a Restricted Payment in compliance with Section 4.07 hereof and any remaining Investment in such Unrestricted Subsidiary could be made at such time in compliance with Section 4.08 hereof. The foregoing restrictions will not apply to either (x) an Asset Sale made in compliance with Section 4.12 hereof or the issuance of Preferred Stock in compliance with Section 4.13 hereof or (y) a Permitted Lien.

SECTION 4.15.     Limitation on Sale and Lease-Back Transactions.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries, to enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined in good faith by the Board of Directors of the Issuer and evidenced by a Board Resolution and
(ii) the Issuer could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06 above.

SECTION 4.16.     Limitation on Dividend and Other Payment
                  Restrictions Affecting Subsidiaries.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to (a)(i) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary of the Issuer (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) repay any Indebtedness or any other obligation owed to the Issuer or any Restricted Subsidiary of the Issuer, (b) make loans or advances or capital contributions to the Issuer or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for Permitted Liens and for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (ii) the Indenture, the Notes and the Guarantees, (iii) applicable law, (iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (v) customary non-assignment provisions in leases or other agreements; (vi) Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (vii) customary restrictions in security agreements or mortgages securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages; (viii) customary restrictions with respect to a Restricted Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; or (ix) the Senior Credit Facility.

SECTION 4.17.     Payments for Consent.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18.     Legal Existence.

         Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.19.     Change of Control Offer.

         (a) Upon the occurrence of a Change of Control, the Issuer will be obligated to make an offer to purchase (the "Change of Control Offer") each holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to (x) 101% of the Accreted Value thereof as of the Change of Control Payment Date (as defined below), if the Change of Control Payment Date is on or prior to August 1, 2002, or (y) 101% of the principal amount at maturity, plus accrued and unpaid interest, if any, to the Change of Control Payment Date, if the Change of Control Payment Date is after August 1, 2002, in each case in accordance with the procedures set forth below.

         (b) Within 20 days of the occurrence of a Change of Control, the Issuer will (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

         (1) that the Change of Control Offer is being made pursuant to this
     Section 4.19 and that all Notes tendered will be accepted for payment;

         (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

         (3) that any Note not tendered will continue to accrete Accreted Value or accrue interest, as the case may be;

         (4) that, unless the Issuer defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrete Accreted Value or accrue interest, as the case may be, after the Change of Control Payment Date;

         (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

         (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

         (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of principal amount at maturity of the Notes surrendered;

         (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

         (9) the name and address of the Paying Agent.

         On the Change of Control Payment Date, the Issuer will, to the extent lawful, (i) accept for payment Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuer. The Paying Agent will promptly mail to each holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Issuer will execute and issue, and the Trustee will promptly authenticate and mail to such Holder, a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; provided that each such new Note will be issued in denominations of $1,000 principal amount at maturity and integral multiples thereof.

         If the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of occurrence of a Change of Control, prior to the mailing of the notice to holders described in the preceding paragraph, but in any event within 20 days following any Change of Control, the Issuer covenants to (i) repay in full all obligations under or in respect of the Senior Credit Facility or offer to repay in full all obligations under or in respect of the Senior Credit Facility and repay the obligations under or in respect of the Senior Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Issuer must first comply with the covenant described in the preceding sentence before being required to purchase Notes in the event of a Change of Control; provided that the Issuer's failure to comply with the covenant described in the preceding sentence constitutes an Event of Default under Section 6.01(3) if not cured within 60 days after the notice of such clause.

         If the Issuer or any of its Restricted Subsidiaries has issued any outstanding (i) Indebtedness that is subordinated in right of payment to the Notes or (ii) Preferred Stock, and the Issuer or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated indebtedness or Preferred Stock in the event of a change of control, the Issuer will not consummate any such offer or distribution with respect to such subordinated indebtedness or Preferred Stock until such time as the Issuer will have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Issuer's Change of Control Offer and will otherwise have consummated the Change of Control Offer made to holders of the Notes and the Issuer will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under the Indenture.

         The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.19, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 by virtue thereof.

SECTION 4.20.     Maintenance of Properties; Insurance; Books and
                  Records; Compliance with Law.

         (a) The Issuer will, and will cause each of its Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times unless the failure to so maintain or supply such properties or to make such repairs, renewals, replacements, betterments and improvements (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section 4.20 shall prohibit the Issuer or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Issuer or the Subsidiary concerned or of an officer (or other agent employed by the Issuer or of its Subsidiaries) of the Issuer or any of its Subsidiaries having managerial responsibility for such property, as the case may be, desirable in the conduct of the business of the Issuer or such Subsidiary, as the case may be, and is not disadvantageous in any material respect to the Holders.

         (b) The Issuer will maintain, and will cause to be maintained for each of its Restricted Subsidiaries, insurance (including appropriate self insurance) covering such risks as in the good faith judgment of the Issuer are usually and customarily insured against by corporations similarly situated, in such amounts as in the good faith judgment of the Issuer are customary for corporations similarly situated and with such deductibles and by such methods as are customary for corporations similarly situated unless the failure to maintain such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries, taken as a whole.

         (c) The Issuer will, and will cause each of its Domestic Restricted Subsidiaries to, keep proper books of record and account, in all material respects, in accordance with GAAP consistently applied to the Issuer and its Domestic Restricted Subsidiaries taken as a whole.

         (d) The Issuer will, and will cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, except for non-compliances that would not have a material adverse effect on the financial condition or results of operations of the Issuer and its Subsidiaries taken as a whole.

SECTION 4.21.     Limitation on Conduct of Business.

         The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business which is not the same, similar or related to the business in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

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                                       55


                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION


SECTION 5.01. Limitation on Consolidation, Amalgamation, Merger and Sale of Assets.

         (a) The Issuer will not sell, assign, transfer, lease, convey or otherwise dispose of through a consolidation, amalgamation, merger or other transaction all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person unless: (i) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer, are sold, assigned, transferred, leased, conveyed or otherwise disposed of is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Issuer under this Indenture and the Notes; and the obligations hereunder and thereunder remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Consolidated Net Worth of the Issuer or such Person, as the case may be, is at least equal to the Consolidated Net Worth of the Issuer immediately before such transaction or series of transactions; and (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Issuer or such Person, as the case may be, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 above; provided, that a Person that is a Guarantor may merge into or amalgamate with the Issuer or another Person that is a Guarantor and the Issuer and Holdings may merge into or amalgamate with each other without complying with this clause
(iv).

         (b) In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Issuer will deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

SECTION 5.02.     Successor Person Substituted.

         Upon any consolidation amalgamation or merger, or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.01 above, the successor corporation formed by such consolidation or amalgamation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor corporation had been named as the Issuer herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES


SECTION 6.01.     Events of Default.

         The following events are "Events of Default":

         (1) default in payment of any Accreted Value, principal of, or premium, if any, on the Notes whether at maturity, upon redemption or otherwise;

         (2) default for 30 days in payment of any interest on the Notes;

         (3) default by the Issuer or any Restricted Subsidiary in the observation or performance of the covenants set forth in Sections 4.19 and
     5.01 after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding;

         (4) default by the Issuer or any Restricted Subsidiary of the Issuer in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding;

         (5) default in the payment at final maturity of an aggregate amount of $3,500,000 or more with respect to any Indebtedness of the Issuer or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $3,500,000 or more which default is not cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice from the Trustee or any Noteholder pursuant to Section 11.02 of the Indenture, or such acceleration is not rescinded or annulled within 30 days after written notice from the Trustee or any Noteholder as provided in Section 11.02 of the Indenture;

         (6) any final judgment or judgments (not covered by insurance) which can no longer be appealed for the payment of money in excess of $3,500,000 is rendered against the Issuer or any Restricted Subsidiary thereof, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

         (7) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of a release of such Guarantor in accordance with the terms of this Indenture); and

         (8) the Issuer or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (A) commences a voluntary case,

             (B) consents to the entry of an order for relief against it in an involuntary case,

             (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

             (D) makes a general assignment for the benefit of its creditors, or

             (E) generally is not paying its debts as they become due; or

         (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (A) is for relief against the Issuer or any Significant Restricted Subsidiary in an involuntary case,

             (B) appoints a Custodian of the Issuer or any Significant Restricted Subsidiary or for all or substantially all of the property of the Issuer or any Restricted Subsidiary, or


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                                       58


             (C) orders the liquidation of the Issuer or any Significant Restricted Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of Accreted Value, principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so. The Trustee shall not be charged with knowledge of any Default, Event of Default, Change of Control or Asset Sale or Default in payment of Additional Interest unless written notice thereof shall have been given to a Responsible Officer at the corporate trust office of the Trustee by the Issuer or any Holder.

SECTION 6.02.     Acceleration.

         If an Event of Default (other than an Event of Default described in Section 6.01(8) or (9)) shall have occurred and be continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding by written notice to the Issuer and the Trustee may declare to be immediately due and payable an amount equal to (x) the Accreted Value of the Notes outstanding on the date of acceleration, if such declaration is made on or prior to August 1, 2002 or (y) the entire principal amount at maturity of the Notes outstanding on the date of acceleration if such declaration is made after August 1, 2002, and the same will become immediately due and payable; provided that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount at maturity of outstanding Notes may, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of Accreted Value, principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of Section 6.01 hereof, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in
Section 6.01 (8) and (9), the Accreted Value (if such Event of Default occurs on or prior to

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                                       59


August 1, 2002) or principal and all premium, if any, and interest (if such Event of Default occurs after August 1, 2002) with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

SECTION 6.03.     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Accreted Value, principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.04.     Waiver of Past Defaults and Events of Default.

         Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount at maturity of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05.     Control by Majority.

         The Holders of a majority in principal amount at maturity of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with any law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction or if the Trustee, determines that the action so directed may not lawfully be taken or may involve it in personal liability; provided

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                                       60


that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.     Limitation on Suits.

         Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer and if requested provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested, provision of, indemnity; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07.     Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of Accreted Value or principal of, or premium, if any, and interest on a Note (including Additional Interest) on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.     Collection Suit by Trustee.

         If an Event of Default in payment of Accreted Value or principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid Accreted

Value or principal and accrued interest remaining unpaid, together with interest on overdue Accreted Value or principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes to the extent lawful, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.     Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof) and the Noteholders allowed in any judicial proceedings relative to the Issuer or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.10.     Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         FIRST: to the Trustee for amounts due under Section 7.07 hereof;

         SECOND: to Noteholders for amounts due and unpaid on the Notes for Accreted Value or principal, premium, if any, and interest (including Additional Interest, if any) ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

         THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

         The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount at maturity of the Notes then outstanding.

SECTION 6.12.     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01.     Duties of Trustee.

         (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

         (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

         (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

         (2) The Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

         (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 of this Indenture.

         (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which may be incurred by it in connection with such performance.

         (d) Whether or not therein expressly so provided, paragraphs (a), (b),
(c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02.     Rights of Trustee.

         Subject to Section 7.01 hereof:

         (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence or bad faith.

         (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03.     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Issuer's or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuer or any Guaranty pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05.     Notice of Defaults.

         If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the Accreted Value or the principal of, or premium, if any, or interest on any Note or a default in the observance or performance of any of the obligations of the Issuer under Article Five, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the best interest of the Noteholders.

SECTION 7.06.     Reports by Trustee to Holders.

         If required by TIA ss. 313(a), within 60 days after July 27 of any year, commencing July 27, 1999 the Trustee shall mail to each Noteholder a brief report dated as of such July 27 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c) and TIA ss. 313(d).

         Reports pursuant to this Section 7.06 shall be transmitted by mail to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books.

         A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.     Compensation and Indemnity.

         The Issuer and the Guarantors shall pay to the Trustee and Agents from time to time such compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) which shall be agreed from time to time by the Issuer and Trustee in writing. The Issuer and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this

Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuer and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them arising out of or in connection with the acceptance, administration or performance of its duties under this Indenture including the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer and the Guarantors shall not relieve the Issuer and Guarantors of their obligations hereunder except to the extent the Issuer and the Guarantors are prejudiced thereby.

         Notwithstanding the foregoing, the Issuer and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 7.

SECTION 7.08.     Replacement of Trustee.

         The Trustee may resign by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the

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                                       67


Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer's written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

         (1) the Trustee fails to comply with Section 7.10 hereof;

         (2) the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify the holders of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     Successor Trustee by Consolidation, Merger, etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10

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                                       68

hereof, the successor corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article 7.

SECTION 7.10.     Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA ss. 310(b), including the provision in ss. 310(b)(1).

SECTION 7.11.     Preferential Collection of Claims Against Issuer.

         The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311 (b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

SECTION 7.12.     Paying Agents.

         The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A) that it will hold all sums held by it as agent for the payment of Accreted Value or principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

         (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

         (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of Accreted Value or principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

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                                       69


                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 8.01.     Without Consent of Holders.

         The Issuer and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

         (1) to comply with Section 5.01 hereof;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (3) to comply with any requirements of the Commission under the TIA;

         (4) to cure any ambiguity, defect or inconsistency;

         (5) in reliance on an Opinion of Counsel, to make any other change that does not adversely affect the rights of any Noteholders hereunder;

         (6) to add a Guarantor; or

         (7) to provide for the issuance of the Exchange Notes or the Private Exchange Notes in accordance with Section 2.01 in a manner that does not adversely affect the rights of any Noteholder.

         The Trustee is hereby authorized to join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02.     With Consent of Holders.

         The Issuer and the Guarantors (each when authorized by a Board Resolution) may direct the Trustee to modify or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Notes may waive compliance in a particular instance by the Issuer

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                                       70


or Guarantors with any provision of this Indenture or the Notes. Subject to
Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver to this Indenture;

         (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

         (3) reduce the Accreted Value, principal amount at maturity of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

         (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

         (5) waive a default on the payment of Accreted Value, the principal amount at maturity of, interest on, or redemption payment with respect to any Note;

         (6) make any change in provisions of this Indenture protecting the right of each holder of Notes to receive payment of Accreted Value or principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount at maturity of Notes to waive Defaults or Events of Default; or

         (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the holders of Notes.

         After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

         Upon the written request of the Issuer, accompanied by a Board Resolution of the Issuer and each Guarantor authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section
8.06 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the

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                                       71


Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.04.     Revocation and Effect of Consents.

         Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

         After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05.     Notation on or Exchange of Notes.

         If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the

Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.     Trustee To Sign Amendments, etc.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and Guarantors, enforceable against the Issuer and Guarantors in accordance with its terms (subject to customary exceptions).


                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE


SECTION 9.01.     Discharge of Indenture.

         The Issuer and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in
Section 2.08 hereof) and the Issuer has paid all sums payable by them hereunder or deposited all required sums with the Trustee.

         After such delivery, the Trustee upon Issuer Request shall acknowledge in writing the discharge of the Issuer's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 hereof shall survive.

SECTION 9.02.     Legal Defeasance.

         The Issuer may at its option, by Board Resolution of the Issuer, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section
9.04 hereof and as more fully set forth in such Section, payments in respect of the Accreted Value or principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, and 4.20 hereof,
(C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section
7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03.     Covenant Defeasance.

         At the option of the Issuer, pursuant to a Board Resolution of the Issuer, the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 through 4.19 and 4.21, inclusive, and clauses
(a)(ii), (iii) and (iv) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.     Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of Section 9.02 or
Section 9.03 hereof to the outstanding Notes:

         (1) the Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) United States dollars and/or (B) non-callable U.S. Government Obligations which through the scheduled payment of principal at maturity and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the Accreted Value of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such Accreted Value, premium, if any, or interest, or on dates for payment and redemption of such Accreted Value, premium, if any, and interest in accordance with the terms of this Indenture and of the Notes;

         (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Issuer in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

         (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Issuer;

         (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under this Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

         (5) the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment Issuer under the Investment Issuer Act of 1940, as amended;

         (6) in the case of an election under Section 9.02 above, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or Persons in their positions will not recognize income, gain or loss for United States Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such deposit, Legal Defeasance and discharge had not occurred;

         (7) in the case of an election under Section 9.03 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (8) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

         (9) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuer with the intent of preferring the Holders of the Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

         (10) the Issuer shall have delivered to the Trustee on Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

         (11) the Issuer shall have paid or duly provided for payment under terms mutually satisfactory to the Issuer and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

         All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a Issuer Request any money or U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.     Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07.     Moneys Held by Paying Agent.

         In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Issuer upon an Issuer Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.     Moneys Held by Trustee.

         Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors) upon a Issuer Request, or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

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                                       78


Section 9.09.     Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

         (1) either (a) all the Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for Accreted Value or principal amount of maturity of, premium, if any, and interest on the Notes, as the case may be, to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

         (2) the Issuer has paid all other sums payable under this Indenture by the Issuer; and

         (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.


                                   ARTICLE TEN

                               GUARANTEE OF NOTES


SECTION 10.01.    Guarantee.

         Subject to the provisions of this Article 10 each Guarantor hereby jointly and severally, fully and unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the Accreted Value or principal of, interest and Additional Interest, if any, on and with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue Accreted Value or principal and (to the extent

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                                       79


permitted by law) interest or Additional Interest, if any, on or Assessed Damage Amounts, if any, with respect to the Notes and all other obligations of the Issuer or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes or the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Issuer.

         Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

         This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

         The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

SECTION 10.02.    Execution and Delivery of Guarantee.

         To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

         If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticate the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.    Additional Guarantors.

         The Issuer covenants and agrees that it shall cause any Person which becomes a Restricted Subsidiary (other than a Foreign Restricted Subsidiary) to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Issuer under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

SECTION 10.04.    Release of Guarantor.

         A Guarantor shall be released from all of its obligations under its Guarantee if:

         (i) the Guarantor has sold all of its assets or the Issuer and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with the terms of this Indenture (including Sections 4.12, 4.14 and 5.01); provided that the Asset Sale Proceeds of such sale are applied in accordance with this Indenture;

         (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Issuer or another Guarantor in a transaction in compliance with the terms of this Indenture (including Section 5.01); or

         (iii) the Guarantor is designated an Unrestricted Subsidiary in compliance with the terms of this Indenture (including Section 4.07);

and in each such case, the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

         The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article 10.

SECTION 10.05.    Waiver of Subrogation.

         So long as the Guarantees remain outstanding, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.


                                 ARTICLE ELEVEN

                                  MISCELLANEOUS


SECTION 11.01.    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02.    Notices.

         Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                  If to the Issuer or any Guarantor:

                           Radio Unica Corp.
                           8400 N.W. 52nd Street
                           Suite 101
                           Miami, FL  33166

                           Attention:  Chief Financial Officer

                           Fax Number:  (305) 463-5022

                  Copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           1440 New York Avenue, N.W.
                           Washington, D.C.  20005-2111

                           Attention:  C. Kevin Barnette, Esq.

                           Fax Number:  (202) 393-5760

                  If to the Trustee:

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware  10890

                           Attention:  Corporate Trust Administration

                           Fax Number:  (302) 651-8882

                  Copy to:

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York  10022

                           Attention:  Michele D. Ross, Esq.

                           Fax Number:  (212) 715-8000

         Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

         The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.    Communications by Holders with Other Holders.

         Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

         (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate and Opinion.

         Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


         (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with, provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06.    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.    Business Days; Legal Holidays.

         A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the State of Delaware. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.    Governing Law.

         THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.09.    Agent for Service; Submission to Jurisdiction;
                  Waiver of Immunities.

         By the execution and delivery of this Indenture, each of the Issuer and each Guarantor (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any Federal or State court in the State of New York, Borough of Manhattan, or brought under Federal or State securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation and written notice of said service to it (mailed or delivered to its Executive Director at its principal office as specified in Section 11.2), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Issuer and each Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation, in full force and effect so long as this Indenture shall be in full force and effect; provided that the Issuer may and shall (to the extent CT Corporation ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 11.09 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Issuer or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this
Section 11.7. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Issuer and the Guarantors, if any, appointed and acting in accordance with this Section 11.09.

         To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer and each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Securities, to the extent permitted by law.

SECTION 11.10.    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.11.    No Recourse Against Others.

         No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 11.12.    Successors.

         All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its or their respective successors.

SECTION 11.13.    Multiple Counterparts.

         The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.14.    Table of Contents, Headings, etc.

         The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.15.    Separability.

         Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                            RADIO UNICA CORP.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            RADIO UNICA OF SAN FRANCISCO INC.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            ORO SPANISH BROADCASTING, INC.

                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            RADIO UNICA OF SAN FRANCISCO
                                                  LICENSE CORP.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer

                                            RADIO UNICA OF MIAMI, INC.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            RADIO UNICA OF MIAMI LICENSE CORP.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            RADIO UNICA OF LOS ANGELES, INC.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            RADIO UNICA OF LOS ANGELES LICENSE
                                                 CORP.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            RADIO UNICA OF SAN ANTONIO, INC.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer

                                            RADIO UNICA NETWORK, INC.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            RADIO UNICA SALES CORP.


                                            By:   /s/ Joaquin F. Blaya
                                                  ------------------------------
                                                  Name: Joaquin F. Blaya
                                                  Title:Chairman and Chief
                                                  Executive Officer


                                            WILMINGTON TRUST COMPANY, as Trustee


                                            By:   /s/ James J. McGinley
                                                  ------------------------------
                                                  Name:  James J. McGinley
                                                  Title: Authorized Signer

                                                                Exhibit A
                                                                Form of New Note


                                RADIO UNICA CORP.


                      11 3/4% SENIOR DISCOUNT NOTE DUE 2006


         This Note is issued with original issue discount for purposes of
Section 1271 et seq. of the Internal Revenue Code. For each $1,000 of principal amount at maturity of this Note, the issue price is $632.56 and the amount of original issue discount is $367.44. The issue date of this Security is July 27, 1998 and the yield to maturity is 11 3/4%.

Number                                                        CUSIP

         Radio Unica Corp., a Delaware Corporation (the "Issuer," which term includes any successor corporation), for value received promises to pay to or registered assigns the principal sum of , on August 1, 2006.

         Interest Payment Dates: August 1 and February 1, commencing August 1, 2002

         Record Dates: July 15 and January 15

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                  RADIO UNICA CORPORATION


                                  By:
                                      ------------------------------------------
                                      Name:        Herbert M. Levin
                                      Title:       President and Chief Executive
                                                     Officer


                                  By:
                                      ------------------------------------------
                                      Name:        Steven E. Dawson
                                      Title:       Chief Financial Officer


Certificate of Authentication


         This is one of the 11 3/4% Senior Discount Notes due 2006 referred to in the within-mentioned Indenture.

Dated:  July 27, 1998

                                  WILMINGTON TRUST COMPANY, as Trustee


                                  By:
                                      ------------------------------------------
                                      Authorized Signatory

                             RADIO UNICA CORPORATION

                      11 3/4% SENIOR DISCOUNT NOTE DUE 2006


         1. Interest. RADIO UNICA CORPORATION, a Delaware corporation (the "Issuer"), promises to pay cash interest on the principal amount of this Note semiannually on August 1 and February 1 of each year (each an "Interest Payment Date"), commencing on August 1, 2002, at the rate of 11 3/4% per annum. The Accreted Value of the Notes shall increase in the manner provided in the Indenture. Interest and Accreted Value will be computed on the basis of a 360-day year of twelve 30-day months. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no cash interest has been paid, from August 1, 2002.

         The principal of this Note shall not bear or accrue cash interest until August 1, 2002 except in the case of a default in payment of Accreted Value or principal and/or premium, if any, upon acceleration, redemption or purchase and, in such case, the overdue Accreted Value or principal and any overdue premium, as applicable, shall bear cash interest at the rate of 11 3/4%per annum (compounded semiannually on each August 1 and February 1) (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. To the extent, but only to the extent, interest on amounts in default constituting original issue discount prior to August 1, 2002 is not permitted by law, original issue discount shall continue to accrete until paid or duly provided for. On or after August 1, 2002, interest on overdue principal and premium, if any, and, to the extent permitted by law, on overdue installments of interest will accrue, until the principal and premium, if any, and overdue installments of interest are paid or duly provided for, at the rate of 11 3/4% per annum.

         2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on July 15 or January 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay Accreted Value or principal, premium, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided however, that the Issuers may pay Accreted Value or principal, premium, if any, and interest by check payable in such money. The Issuer may mail an interest check to the Holder's registered address.

         3. Paying Agent and Registrar. Initially, Wilmington Trust Company, a Delaware banking corporation (the "Trustee") will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. Neither the Issuer nor any of its Affiliates may act as Paying Agent or Registrar.

         4. Indenture. The Issuer issued the Notes under an Indenture dated as of July 27, 1998 (the "Indenture") among the Issuer, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Issuer limited in aggregate principal amount at maturity to $158,088,000.

         5. Optional Redemption. The Issuer, at its option, may redeem the Notes, in whole at any time or in part, from time to time at any time on or after August 1, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity thereof), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on August 1 of each year listed below:

         Year                                                              Redemption Price
         ----                                                              ----------------

         2002.................................................................    105.875%
         2003.................................................................    102.938%
         2004 and thereafter..................................................    100.000%


         Notwithstanding the foregoing, prior to August 1, 2001 the Issuer may redeem up to 35% of the aggregate principal amount at maturity of Notes at any time and from time to time out of the Net Proceeds of one or more Equity Offerings prior to August 1, 2001 at a Redemption Price equal to 111.75% of the Accreted Value thereof; provided that at least $65.0 million of the aggregate initial Accreted Value of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

         In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any Redemption Date, Accreted Value will cease to accrete and interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuer shall fail to redeem any such Note.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, Accreted Value will cease to accrete or interest will cease to accrue, as the case may be, on Notes or portions thereof called for redemption.

         7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

         8. Registration Rights. Pursuant to a Registration Rights Agreement among the Issuer, the Guarantors, and CIBC Oppenheimer Corp. and Bear Stearns & Co. Inc., as Initial Purchasers of the Notes, the Issuer will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

         10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

         11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an "abandoned property" law designates another Person.

         12. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount at maturity of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

         13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Capital Stock or certain Indebtedness, repurchase stock to make certain Investments, create or incur liens, enter into transactions with Affiliates, issue stock of Subsidiaries of the Issuer, enter into sale and leaseback transactions and on the ability of the Issuer or any Guarantor to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

         14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

         15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(8) or (9) of the Indenture with respect to the Issuer or any of its Significant Restricted Subsidiaries) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the then outstanding Notes may, by written notice to the Trustee and the Issuer, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount at maturity of the outstanding Notes shall, declare all Accreted Value (if such declaration is made on or prior to August 1, 2002) or principal of and accrued interest (if such declaration is made after August 1, 2002) on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(8) or (9) of the Indenture occurs with respect to the Issuer or any of its Significant Restricted Subsidiaries, the Accreted Value or principal amount at maturity of and interest on, as applicable, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Notes or the Guarantors except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of Accreted Value or principal, premium, if any, or interest or a default in the observance or performance of any of the obligations of the Issuer under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

         16. Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

         17. No Recourse Against Others. No director, officer, employee incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         18. Discharge. The Issuer's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

         19. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

         20. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

         21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Trustee, the Issuer, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

         22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         RADIO UNICA CORPORATION
         8400 N.W. 52nd Street
         Suite 101
         Miami, Fl 33166

         Attention:  Chief Financial Officer

                                   ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                                   [Check One]

[  ] (a)     this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.
                                       or

[  ] (b)     this Note is being transferred other than in accordance with (a)
             above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                            Your Signature:
     ------------------------                   --------------------------------
                                 (Sign exactly as your name
                                 appears on the face of this Note)

---------------------------
Signature Guaranteed*:

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.19 of the Indenture, check the appropriate box:

     /   /        Section 4.12                   /   /        Section 4.19

         If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.12 or Section 4.19 of the Indenture, state the principal amount at maturity you elect to have purchased:

$
 -------------------------
  (multiple of $1,000)

Date:
--------------------------

                 Your Signature:
                                ------------------------------------
                                  (Sign exactly as your name appears on the face of this Note)


---------------------------
Signature Guaranteed*

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       Exhibit B
                                                              Form of Legend for
                                                                       144A Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT EXHIBIT B OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT (1) IT WILL NOT PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER, OR ANY AFFILIATE OF THE ISSUER, WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE ISSUER AND THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND (2) IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                                                                       EXHIBIT C
                                                              Form of Legend and
                                       Assignment Language for Regulation S Note


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                    [Assignment language on following pages]

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                                   [Check One]

[  ] (a)     this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.
                                       or

[  ] (b)     this Note is being transferred other than in accordance with (a)
             above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                          Your Signature:
     ----------------------                   ---------------------------------
                               (Sign exactly as your name
                               appears on the face of this Note)

---------------------------
Signature Guaranteed*:

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ----------------------   ------------------------------------------------
                               NOTICE:  To be executed by
                                         an executive officer

                                                                       EXHIBIT D
                                                              Form of Legend for
                                                                    Global Notes

         Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:


         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                               EXHIBIT E
                                                          Form of Certificate
                                                         (Accredited Investors)




                           [Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                               -----------, ----

                           Wilmington Trust Company
                           Radio Unica Corp.
                           c/o Wilmington Trust Company



Attention:

       Re: Radio Unica Corp., a corporation organized under the laws of Delaware (the "Issuer")
                11 3/4% Senior Discount Notes due 2006 (the "Notes")

Dear Sirs:

                  In connection with our proposed purchase of Notes, we confirm that:

                  1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 27, 1998 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
         Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

                  5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By:                                ]
                                               ---------------------------------

                                                                       EXHIBIT F
                                                             Form of Certificate
                                                                  (Regulation S)


                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                                ----------, ----



                           Wilmington Trust Company
                           Radio Unica Corp.
                           c/o Wilmington Trust Company



Attention:

       Re: Radio Unica Corp., a corporation organized under the laws of Delaware (the "Issuer")
                11 3/4% Senior Discount Notes due 2006 (the "Notes")

Dear Sirs:

                  In connection with our proposed sale of $158,088,000 aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferee]


                                            By:
                                               --------------------------------

                                                                       EXHIBIT G
                                                               Form of Guarantee


                                    GUARANTEE

         Each of the undersigned (the "Guarantors") hereby jointly and sev erally unconditionally guarantees, to the extent set forth in the Indenture dated as of July 27, 1998 by and among Radio Unica Corporation, as issuer, the Guarantors, as guarantors, and The Wilmington Trust Company, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of Accreted Value or principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue Value of or principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No equity holder, officer, director or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantees are noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized Signatories.

         The obligations of the Guarantors to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.


         [Signatures on Following Pages]

         IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                                            RADIO UNICA OF SAN FRANCISCO INC.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            ORO SPANISH BROADCASTING, INC.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            RADIO UNICA OF SAN FRANCISCO
                                              LICENSE CORP.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            RADIO UNICA OF MIAMI, INC.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            RADIO UNICA OF MIAMI LICENSE CORP.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer

                                            RADIO UNICA OF LOS ANGELES, INC.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            RADIO UNICA OF LOS ANGELES LICENSE
                                              CORP.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            RADIO UNICA OF SAN ANTONIO, INC.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            RADIO UNICA NETWORK, INC.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer


                                            RADIO UNICA SALES CORP.


                                            By:
                                               ---------------------------------
                                               Name: Steven E. Dawson
                                               Title: Chief Financial Officer